Exhibit 32.1

RAG SHOPS, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

The undersigned, Stephen G. Marble, the Acting Chief Executive Officer of Rag Shops, Inc. (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K/A for the fiscal year ended August 30, 2003 (the “Report”).

The undersigned hereby certifies that:

•      The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 8th day of February, 2005.

/s/ Stephen G. Marble
Acting Chief Executive Officer

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